EXHIBIT 2(d)

DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2020, Lloyds Bank plc (“Lloyds Bank,” the “Company,” “we,” “us” and “our”) and Lloyds Banking Group plc (“LBG”) had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
3.500% Senior Notes due 2025	LYG25	The New York Stock Exchange
2.250% Senior Notes due 2022	LYG22	The New York Stock Exchange
3.300% Senior Notes due 2021	LYG21A	The New York Stock Exchange
Floating Rate Senior Notes due 2021	LYG21B	The New York Stock Exchange

Capitalized terms used but not defined herein have the meanings given to them in Lloyds Banks’s annual report on Form 20-F for the fiscal year ended December 31, 2020.

DEBT SECURITIES

Each series of notes listed on the New York Stock Exchange and set forth on the cover page to Lloyds Bank’s annual report on Form 20-F for the fiscal year ended December 31, 2020 has been issued by Lloyds Bank plc. Each of these series of notes was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes.

The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”).

Date of Base Prospectus	Series	Registration Statement	Date of Issuance
July 31, 2019	2.250% Senior Notes due 2022	333-231902-01	August 7, 2019
June 2, 2016	3.300% Senior Notes due 2021	333-211791-01	May 1, 2018
June 2, 2016	Floating Rate Senior Notes due 2021	333-211791-01	May 1, 2018
June 7, 2013	3.500% Senior Notes due 2025	333-189150-01	May 11, 2015

The following descriptions of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes and the relevant indenture thereto, which are available at www.sec.com. The description is organized by each base prospectus and includes the description of notes for each issuance there under. References to “accompanying prospectus” refers to the relevant base prospectus for the issuance. To the extent language in the prospectus supplement modifies language in the base prospectus or there is any inconsistency between the information in the base prospectus and the prospectus supplement, the terms of the prospectus supplement govern.

A.Base Prospectus – dated July 31, 2019:

Please refer to pages 2-12 of Exhibit 2(d) of the annual report on Form 20-F for the fiscal year ended December 31, 2019 (“2019 Annual Report”).

1.Prospectus Supplement – 2.250% Senior Notes due 2022:

Please refer to pages 12-17 of Exhibit 2(d) of the 2019 Annual Report.

B.Base Prospectus – dated June 2, 2016:

Please refer to pages 17-29 of Exhibit 2(d) of the 2019 Annual Report.

1.Prospectus Supplement – Floating Rate Notes due 2021 and 3.300% Senior Notes due 2021:

Please refer to pages 29-36 of Exhibit 2(d) of the 2019 Annual Report.

C.Base Prospectus – dated June 7, 2013:

Please refer to pages 36-45 of Exhibit 2(d) of the 2019 Annual Report.

1.Prospectus Supplement – 3.500% Senior Notes due 2025:

Please refer to pages 50-55 of Exhibit 2(d) of the 2019 Annual Report.